Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES EXCHANGE OFFER AND CONSENT SOLICITATION
FOR UP TO $15.8 BILLION OF OUTSTANDING SERIES A NOTES

     NEW YORK – May 16, 2011– CIT Group Inc. (NYSE: CIT), a leading provider of financing to small business and middle market companies, today announced that it has commenced an offer to certain eligible noteholders described below to exchange any and all of the outstanding Series A Notes listed in the table below (the “Series A Notes”) for newly issued notes of CIT listed in the table below (the “New Series C Notes”), upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated May 16, 2011 (the “Exchange Offer”). CIT has also commenced a consent solicitation which is open to all holders of the Series A Notes (the “Consent Solicitation”).

CUSIP Number	Principal Amount Outstanding	Title of Series A Notes	Title of New Series C Notes
125581FV5	$3,156,011,226	7.00% Series A Second-Priority Secured Notes due May 1, 2015	7.00% Series C Second-Priority Secured Notes due May 4, 2015
125581FW3	$5,260,018,699	7.00% Series A Second-Priority Secured Notes due May 1, 2016	7.00% Series C Second-Priority Secured Notes due May 2, 2016
125581FX1	$7,364,026,178	7.00% Series A Second-Priority Secured Notes due May 1, 2017	7.00% Series C Second-Priority Secured Notes due May 2, 2017

Exchange Offer

     Series A Notes tendered in the Exchange Offer will be exchanged for the corresponding New Series C Notes listed in the table above. Each New Series C Note issued in the Exchange Offer will have the same interest rate as, and will mature one business day later than, the existing Series A Note for which it is exchanged. The New Series C Notes will have the same ranking, collateral, subsidiary guarantees and covenants as the $1.3 billion of existing 5.25% Series C Second-Priority Secured Notes due 2014 and $700 million of existing 6.625% Series C Second-Priority Secured Notes due 2018 (the “Existing Series C Notes”).

     The New Series C Notes will afford additional call protection to investors, as compared to the Series A Notes, which are currently callable at 102 and become callable at par on January 1, 2012. The New Series C Notes that mature in any year will not be callable at CIT's option until January 1, 2012, and thereafter may only be optionally redeemed at par if no Series A Notes maturing in such year remain outstanding at the time. In addition, prior to January 1, 2012, if CIT consummates either an optional redemption of, or any offer to repurchase for, Series A Notes that mature in any year, CIT will be required to offer to purchase at the same price a pro rata principal amount of Series C Notes that mature in such year.

     The purpose of the Exchange Offer is to exchange the Series A Notes into new notes having the same collateral and subsidiary guarantee structure as the Existing Series C Notes. There is no minimum principal amount of Series A Notes that must be tendered as a condition to the consummation of the Exchange Offer, and the Exchange Offer is not conditioned upon the receipt of requisite consents for the Consent Solicitation.

     Eligible holders that validly tender their Series A Notes in the Exchange Offer prior to 5:00 p.m., New York City time, on May 27, 2011 (the “Early Deadline”) will receive $1,000 in principal amount of New Series C Notes per $1,000 principal amount of Series A Notes (the “Total Exchange Consideration”), which includes an early tender premium of $30 in principal amount of New Series C Notes. In addition to the Total Exchange Consideration, Series A Notes tendered by the Early Deadline will be eligible to receive the Consent Payment described below. For any Series A Notes tendered after the Early Deadline, eligible holders will receive $970 in principal amount of New Series C Notes per $1,000 principal amount of Series A Notes. Eligible holders will also receive accrued and unpaid interest in cash on the exchanged Series A Notes to, but not including, the settlement date.

     The Exchange Offer will expire at 11:59 p.m., New York City time, on June 13, 2011 (unless extended). Tendered Series A Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 27, 2011 (the “Tender Withdrawal Deadline”), but not thereafter.

Consent Solicitation

     CIT is offering to pay a consent fee of $2.50 in cash per $1,000 principal amount of Series A Notes (the “Consent Payment”) for which consents are validly delivered prior to the Early Deadline, which is 5:00 p.m., New York City time, on May 27, 2011. The tender of Series A Notes in the Exchange Offer prior to the Early Deadline will constitute delivery of consent in the Consent Solicitation. Payment of the Consent Payment for the Series A Notes due in any year (including Consent Payments for Series A Notes tendered in the Exchange Offer) is conditioned on receipt of consents from holders of a majority in principal amount of Series A Notes due in such year (but is not conditioned on receipt of requisite consents from Series A Notes due in any other year). Holders may elect to consent their Series A Notes without tendering them in the Exchange Offer.

     The purpose of the Consent Solicitation is to generally replace the covenants and events of default for the Series A Notes with the same covenants that govern the Existing Series C Notes. The Consent Solicitation is open to all holders, whether or not they are eligible holders for purposes of the Exchange Offer.

     The Consent Solicitation will expire at the Early Deadline, which is 5:00 p.m., New York City time, on May 27, 2011. Consents may be validly revoked at any time prior to 5:00 p.m., New York City time, on May 27, 2011 (the “Consent Revocation Deadline”), but not thereafter.

Available Documents and Other Details

     Documents relating to the Exchange Offer will only be distributed to noteholders who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws. Noteholders who desire to complete an eligibility form should either visit the website for this purpose at http://www.dfking.com/cit or request instructions by sending an e-mail to cit@dfking.com or calling D. F. King & Company, Inc., the information agent for the Exchange Offer and Consent Solicitation, at (800) 628-8536 (U.S. Toll-free) or (212) 269-5550 (Collect). Documents related only to the Consent Solicitation will be distributed to all holders and can be obtained directly by contacting D.F. King & Company, Inc.

     The New Series C Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws and, unless so registered, the New Series C Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Series C Notes are being offered and issued only (i) in the United States to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) who are “non-U.S. qualified offerees” within the meaning of Article 2.1(e) of the Prospectus Directive as adopted within each relevant member state of the European Economic Area, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act. CIT will enter into a registration rights agreement in connection with the Exchange Offer, pursuant to which, under certain circumstances, it will agree to file an exchange offer registration statement or a shelf registration statement with respect to the New Series C Notes. Under the terms of the registration rights agreement, the Company will not be required to make the registered exchange offer if certain conditions are satisfied, including that the New Series C Notes are freely tradable under Rule 144 of the Securities Act before the required date for the consummation of the exchange offer under the registration rights agreement.

     The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the informational documents relating to the Exchange Offer and Consent Solicitation. The Exchange Offer and the Consent Solicitation for Series A Notes due in any year are each independent of the Exchange Offer or Consent Solicitation for Series A Notes due in any other year. CIT’s $1.76 billion of 7.00% Series A Second-Priority Secured Notes due 2014 are not subject to the Exchange Offer or the Consent Solicitation.

     This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Series C Notes. The Exchange Offer is only being made pursuant to the Confidential Offering Memorandum and Consent Solicitation Statement and the related letter of transmittal. For holders that are not eligible to participate in the Exchange Offer, the Consent Solicitation is being made only pursuant to the Consent Solicitation Statement dated May 16, 2011 and related letter of consent. Neither the Exchange Offer nor the Consent Solicitation is being made to holders of the Series A Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary statement regarding forward-looking statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

The following factors, among others, could cause actual results to differ materially from those expressed or implied in forward-looking statements: capital markets liquidity; risks of and/or actual economic slowdown, downturn or recession; industry cycles and trends; uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks; estimates and assumptions used to fair value the balance sheet in accordance with fresh start accounting and actual variation between the estimated fair values and the realized values; adequacy of reserves for credit losses; risks inherent in changes in market interest rates and quality spreads; funding opportunities, deposit taking capabilities and borrowing costs; risks that CIT will not have sufficient liquidity due to material increases in customer drawdowns on outstanding commitments; risks that the restructuring of CIT’s capital structure did not result in sufficient additional capital or improved liquidity; risks that CIT will be unable to comply with the terms of the Written Agreement with the Reserve Bank; conditions and/or changes in funding markets and our access to such markets, including commercial paper, secured and unsecured term debt and the asset-backed securitization markets; risks of implementing new processes, procedures, and systems; risks associated with the value and recoverability of leased equipment and lease residual values; application of fair value accounting in volatile markets; application of goodwill accounting in a recessionary economy; changes in laws or regulations governing our business and operations; changes in competitive factors; demographic trends; future acquisitions and dispositions of businesses or asset portfolios; and regulatory changes and/or developments. CIT undertakes no duty to update any forward looking statement.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Director of Corporate Communications
(973) 740-5390
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com